EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated as of April 1, 1998 (this "Agreement"), between HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), and RICHARD M. SCRUSHY, a resident of Birmingham, Alabama (the "Executive").


                              W I T N E S S E T H:
                               - - - - - - - - - -


     WHEREAS, the Company provides comprehensive rehabilitative, clinical, diagnostic and surgical healthcare services;

     WHEREAS, the Executive is a founder of the Company and serves as Chief Executive Officer of the Company and as Chairman of its Board of Directors; and

     WHEREAS, the Company wishes to assure itself of the continued services of the Executive so that it will have the continued benefit of his ability, experience and services, and the Executive is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1. EMPLOYMENT

     The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, on and subject to the terms and conditions of this Agreement.

     2. TERM

     (a) The period of this Agreement (the "Agreement Term") shall commence as of the date hereof (the "Effective Date") and shall expire on the fifth anniversary of the Effective Date. The Agreement Term shall be automatically extended for an additional year on each anniversary of the Effective Date, unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

     (b) The period of the Executive's employment under this Agreement (the "Employment Period") shall commence as of the Effective Date and shall expire at the end of the Agreement Term, unless sooner terminated in accordance with the terms and conditions of this Agreement.

     3. POSITION, DUTIES AND RESPONSIBILITIES

     (a) The Executive shall serve as, and with the title, office and authority of, the Chief Executive Officer of the Company and the Chairman of the Board of Directors of the Company (the "Board") and shall report directly to the Board. The Company shall use its best efforts to cause the Executive to be nominated and elected (or renominated and reelected, as the case may be) during the Employment Period as a director of the Company.

     (b) The Executive shall have effective supervision and control over, and responsibility for, the strategic direction and general and active day-to-day leadership and management of the business and affairs of the Company and the direct and indirect subsidiaries of the Company, subject only to the authority of the Board, and shall have all of the powers, authority, duties and responsibilities usually incident to the positions and offices of Chief Executive Officer and Chairman of the Board of the Company.

     (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for (i) participating in professional, educational, philanthropic, public interest, charitable, social or community activities, (ii) serving as a director or member of an advisory committee of any corporation or other entity that the Executive is serving on as of the Effective Date or any other corporation or entity that is not in direct competition with the Company or (iii) managing his personal investments, provided that such activities do not materially interfere with the Executive's regular performance of his duties and responsibilities hereunder.

     (d) The foregoing provisions of this Section 3 shall be subject to the Executive's right to elect to serve the Company solely as the Chairman of the Board, as provided in Section 22 hereof.

     4. PLACE OF PERFORMANCE

     The Executive shall perform his duties at the principal offices of the Company located at One HealthSouth Parkway, Birmingham, Alabama, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.

     5. COMPENSATION AND BENEFITS

     In consideration of the services rendered by the Executive during the Employment Period, the Company shall pay or provide to the Executive the amounts and benefits set forth below.

     (a) Salary. The Company shall pay the Executive an annual base salary (the "Base Salary") of at least $1,200,000. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Employment Period, except as otherwise contemplated by
Section 22 hereof.

     (b) Annual Target Bonus. The Company shall provide the Executive with the opportunity to earn an annual target bonus (the "Annual Target Bonus") equal to at least $2,400.000. The amount of the Annual Target Bonus will be reviewed at least annually by the Compensation Committee for consideration of appropriate merit increases and, once established at a specified amount, the Annual Target Bonus shall not be decreased during the Employment Period, except as otherwise contemplated by Section 22 hereof. The Annual Target Bonus will be payable in the event that the Company's operations meet the annual performance standard set forth in the Company's business plan, as approved by the Compensation Committee in each year of the Employment Period (the "Business Plan"). In the event that the Company's operations meet the monthly performance standard set forth in the Business Plan, an amount equal to one-twelfth (1/12) of the Annual Target Bonus (a "Monthly Target Bonus") shall be payable within five days following the date the Company's internal monthly financial statements have been completed. In the event that any Monthly Target Bonus shall not be paid during the course of such calendar year because the relevant monthly performance standard was not met, such Monthly Target Bonus shall again become available for payment if the Company attains its annual performance standard for such calendar year. In the event that the annual performance standards are not met, Executive shall nevertheless be entitled to retain all amounts theretofore received in respect of any Monthly Target Bonuses paid during the course of such calendar year. For the remainder of the 1998 calendar year following the Effective Date, the Executive will be paid $200,000 within five days following the date the Company's internal monthly financial statements have been completed for each calendar month ending following the Effective Date in which the relevant monthly performance standard is met and, in the event the Company attains its annual performance standard for 1998, the Executive shall be paid $200,000 of any month, dating back to January, 1998, in which the Executive was not paid the Monthly Target Bonus due to the relevant monthly performance standard not having been met.

     (c) Other Incentive Plans. The Executive shall participate in all other bonus or incentive plans or arrangements in which other senior executives of the Company are eligible to participate from time to time, including, without limitation, any management bonus pool arrangement. The Executive's incentive compensation opportunities under such plans and arrangements shall be determined from time to time by the Compensation Committee upon consultation with the Executive.

     (d) Equity Incentives. The Executive shall be given consideration, at least annually, by the Compensation Committee for the grant of options to purchase shares of the common stock of the Company. In addition, the Executive shall be entitled to receive awards under any stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time for which senior executives of the Company are eligible to participate. The Executive's awards under such plans and arrangements shall be determined from time to time by the Compensation Committee upon consultation with the Executive.

     (e) Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or arrangements of the Company in which other senior executives of the Company are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

          (i) provision of long-term disability insurance coverage paying benefits equal to at least 100% of the Executive's Base Salary and Annual Target Bonus for the duration of any permanent and total disability of the Executive, either through an individual disability insurance policy or otherwise;

          (ii) continued provision of split-dollar life insurance coverage and payment of premiums pursuant to that certain Split-Dollar Agreement between the Executive and the Company, dated February 1, 1992, as amended; and

          (iii) provision of the pension benefits provided under a non-qualified retirement plan for the Executive, a summary of the terms of which is attached hereto as Exhibit A.

     (f) Fringe Benefits and Perquisites. The Executive shall be entitled to continuation of all fringe benefits and perquisites provided to the Executive on the Effective Date, and to all fringe benefits and perquisites which are generally made available to senior executives of the Company from time to time. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

          (i) provision of executive offices and secretarial staff;

          (ii) six weeks paid vacation during each calendar year;

          (iii) provision of an automobile of the Executive's choice (which may be traded in for a new automobile each year), plus payment of all related automobile expenses, including gas, maintenance expenses and automobile insurance;

          (iv) payment of initiation fees and annual dues for two country clubs of the Executive's choice, and payment of dues for any professional societies and associations of which the Executive is a member in furtherance of his duties hereunder;

          (v) in order to ensure the accessibility and security of the Executive, use of the Company's aircraft and related facilities for both business and personal travel and provision of appropriate personal residence security services, a 24-hour bodyguard service, a security-trained driver/bodyguard and any other measures prescribed from time to time by the Company's corporate security advisor and approved by the Board; and

          (vi) reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement, upon proper accounting in accordance with the Company's normal practices and procedures for reimbursement of business expenses.

     6. TERMINATION OF EMPLOYMENT

     The Employment Period will be terminated upon the happening of any of the following events:

     (a) Resignation for Good Reason. The Executive may voluntarily terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles or reporting relationships), authority, duties or responsibilities as contemplated by
     Section 3 hereof, or any action by the Company that results in a diminution in such position, authority, duties or responsibilities, but excluding for these purposes any isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii)   any   material    change   in   the    Executive's    reporting
     responsibilities;

          (iii) any material failure by the Company to honor its obligations under this Agreement;

          (iv) a notice of non-extension of the Agreement Term provided by the Company to the Executive as set froth in Section 2 hereof;

          (v) the relocation of the Company's principal executive offices to a location more than 40 miles from its current location in Birmingham, Alabama, or the location of the Executive's own office to other than the Company's principal executive offices;

          (vi) any failure by the Company to obtain an assumption of this Agreement by a successor corporation as required under Section 14(a) hereof;

          (vii) the failure of the Company to renominate the Executive to the Board or the failure of the Company's stockholders to reelect the Executive to the Board; or

          (viii) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

However, in no event shall the Executive be considered to have terminated his employment for "Good Reason" unless and until the Company receives written notice from the Executive identifying in reasonable detail the acts or omissions constituting "Good Reason" and the provision of this Agreement relied upon, and such acts or omissions are not cured by the Company to the reasonable satisfaction of the Executive within 30 days of the Company's receipt of such notice.

     (b) Resignation other than for Good Reason. The Executive may voluntarily terminate his employment hereunder for any reason other than Good Reason.

     (c) Termination for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Executive shall be considered to be terminated for "Cause" only if (i) the Executive is found, by a non-appealable order of a court or competent jurisdiction, to be guilty of a felony under the laws of the United States or any state thereof or
(ii) the Executive is found, by a non-appealable order of a court of competent jurisdiction, to have committed a fraud, which has a material adverse effect on the Company. However, in no event shall the Executive's employment be considered to have been terminated for "Cause" unless and until the Executive receives a copy of a resolution duly adopted by the affirmative vote of a majority of the Board at a meeting called and held for such purpose (after reasonable written notice is provided to the Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis of termination for Cause and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that the Executive is guilty of acts or omissions constituting Cause.

     (d) Termination other than for Cause. The Board shall have the right to terminate the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

     (e) Disability. The Executive's employment hereunder shall terminate upon his Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of eight full months during any 12-month period. The Executive's employment shall terminate in such a case on the last day of the applicable period; provided, however, in no event shall the Executive be terminated by reason of Disability unless (i) the Executive is eligible for the long-term disability benefits set forth in Section 5(e)(i) hereof and (ii) the Executive receives written notice from the Company, at least 30 days in advance of such termination, stating its intention to terminate the Executive for reason of Disability and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     (f) Death. The Executive's employment hereunder shall terminate upon his death.

     7. COMPENSATION UPON TERMINATION OF EMPLOYMENT

     In the event the Executive's employment by the Company is terminated during the Agreement Term, the Executive shall be entitled to the severance benefits set forth below:

     (a) Resignation for Good Reason. In the event the Executive voluntarily terminates his employment hereunder for Good Reason, the Company shall pay the Executive and provide him with the following:

          (i) Accrued Rights. The Company shall pay the Executive a lump-sum amount equal to the sum of (A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid Annual Target Bonus for any completed calendar year, (C) any earned but unpaid Monthly Target Bonus for any completed month in the calendar year of the Executive's termination and (D) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans, practices, programs and arrangements referred to in Sections 5(e) and 5(f) hereof (including, but not limited to, any retirement benefits set forth on Exhibit A to which Executive is entitled) (together with the lump-sum payment, the "Accrued Rights").

          (ii) Severance Payment. The Company shall pay the Executive a lump-sum amount equal to the sum of the Executive's then-current Base Salary and Annual Target Bonus at the time of the Executive's termination, for each year remaining in the Agreement Term (with pro-rated amounts of such Base Salary and Annual Target Bonus, on a daily basis, for any partial calendar years during such remaining Agreement Term), with such lump-sum payment discounted to present value using an interest rate equal to 100% of the monthly compounded applicable federal rate (the "Applicable Rate"), as in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), for the month in which payment is required to be made. For purposes of determining the portion of the severance payment based on the Annual Target Bonus to be payable hereunder, the relevant performance standards for the Company shall be deemed to have been achieved.

          (iii) Continued Benefits. The Company shall pay or provide the Executive with all employee and fringe benefits referred to in Sections 5(e) and 5(f) hereof for the balance of the Agreement Term; provided, however, that if and to the extent the Company determines that any such benefits cannot be paid or provided under the plans in question due to Code or other restrictions, the Company shall provide payments, coverages or benefits, which are at least as favorable to the Executive on an after-tax basis, through other means reasonably satisfactory to the Executive.

          (iv) Equity Rights. All stock options and other equity-based rights held by the Executive at the date of termination shall become immediately and fully vested and exercisable, and the Executive shall retain the right to exercise all outstanding stock options for the duration of their original full term (without regard to termination of employment) in accordance with the Founder Retirement Benefit Program attached hereto as Exhibit B (the "Founders' Program"). The Company shall forthwith take all necessary steps to amend any relevant stock option plans of the Company and stock option agreements to the extent necessary to allow for the foregoing vesting and term of exercise.

     (b) Resignation other than for Good Reason. In the event the Executive voluntarily terminates his employment hereunder other than for Good Reason, the Company shall pay the Executive and provide him with the following:

          (i) Accrued Rights. The Company shall pay and provide to the Executive any Accrued Rights.

          (ii) Severance Payment. The Company shall pay the Executive a lump-sum amount equal to two times the sum of the Executive's then-current Base Salary and Annual Target Bonus at the time of the Executive's termination, with such lump-sum payment discounted to present value using the Applicable Rate for the month in which payment is required to be made. For purposes of determining the portion of the severance payment based on the Annual Target Bonus to be payable hereunder, the relevant performance standards for the Company shall be deemed to have been achieved.

     (c) Termination for Cause. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive any Accrued Rights.

     (d) Termination other than for Cause, Disability or Death. In the event the Executive's employment hereunder is terminated by the Company for any reason other than for Cause, Disability or death, the Company shall pay the Executive and provide him with all severance benefits set forth in Section 7(a) hereof.

     (e) Disability. In the event the Executive's employment hereunder is terminated by reason of the Executive's Disability, the Company shall pay the Executive and provide him with the following:

          (i) Accrued Rights. The Company shall pay and provide to the Executive any Accrued Rights, including all disability insurance coverage.

          (ii) Severance Payment. The Company shall provide the Executive with continued payment of the Executive's Base Salary and Annual Target Bonus, as in effect on the date of termination, for a period of three years following the Executive's termination, payable at the times and in the manner such Base Salary and Annual Target Bonus would have been paid if the Executive had continued in the employment of the Company and as if all relevant performance standards had been achieved during such periods.

     (f) Death.

     In the event the Executive's employment hereunder is terminated by reason of the Executive's death, the Company shall pay the Executive's representatives or estate the following:

          (i) Accrued Rights. The Company shall pay and provide to the Executive's representatives or estate any Accrued Rights, including all life insurance coverage.

          (ii) Severance Payment. The Company shall pay the Executive's representatives or estate a lump-sum amount equal to the sum of the Executive's then-current Base Salary and Annual Target Bonus at the time of the Executive's death, with such lump-sum payment discounted to present value using the Applicable Rate for the month in which payment is required to be made. For purposes of determining the portion of the severance payment based on the Annual Target Bonus to be payable hereunder, the relevant performance standards for the Company shall be deemed to have been achieved.

     8. FOUNDERS' BENEFITS

     Upon the Executive's termination of employment hereunder for any reason, and in addition to any severance benefits payable to him under Section 7 hereof, the Company shall treat such termination as a "retirement" for purposes of the Founder's Program, and shall provide the Executive with the benefits outlined in the Founders' Program in recognition of his status as a founder of the Company.

     9. CHANGE IN CONTROL

     (a) Supplemental termination Rights. In the event of Executive's termination other than for Cause, Disability or death or in the event a voluntary termination of employment by the Executive pursuant to either Section 6(a) or Section 6(b) hereof, in either case occurring within two years following a Change in Control, the Company shall pay to the Executive, in addition to the severance benefits payable under Section 7(b) hereof, an additional lump-sum amount equal to the Executive's then-current Base Salary and Annual Target Bonus at the time of the Executive's termination, with such lump-sum payment discounted to present value using the Applicable Rate for the month in which payment is required to be made.

     (b) Definition. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred by reason of:

          (i) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of the common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) individuals who, as of the date hereof, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

     10. PARACHUTE TAX INDEMNITY

     (a) If it shall be determined that any amount paid, distributed or treated as paid or distributed by the Company to or for the Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) All determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this Section 10 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the Executive's benefit.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim;

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

          (iv) permit the Company to participate in any proceeding relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limitation on the foregoing provisions of this Section 10, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 10, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section 10) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 10, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     11. NO MITIGATION OR OFFSET

     The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 7, 8 or 9 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment. The Company's obligation to pay severance benefits under this Agreement shall not be reduced by any amount owed by the Executive to the Company.

     12. TAX WITHHOLDING; METHOD OF PAYMENT

     All compensation payable pursuant to this Agreement, shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions. Any lump-sum payments provided for in Sections 7 or 9 hereof shall be made in a cash payment, net of any required tax withholding, no later than the fifth business day following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely manner shall bear interest at the Applicable rate until the date of payment.

     13. RESTRICTIVE COVENANTS

     (a) Confidential Information. During the Employment Period and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

     (b) Noncompetition. During the Employment Period and in the event of a resignation by the Executive for any reason other than Good Reason, for the 24 month period following the termination of his employment, the Executive shall not, without the prior written consent of the Company, engage in the comprehensive rehabilitative and related healthcare services business on behalf of any person, firm or corporation within any geographical area in which the Company transacts such business, and the Executive shall not acquire any financial interest (except for an equity interest in publicly-held companies that do not exceed 5% of any outstanding class of equity of that company), in any business that engages in the comprehensive rehabilitative and related healthcare services business within any geographical area in which the Company transacts such business. Notwithstanding the foregoing, upon the occurrence of a Change in

Control (whether before or after the termination of the Employment Period), the restrictions of this Section 13(b) shall cease to apply to the Executive for any period following his termination of employment hereunder.

     (c) Enforcement. The Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Section 13.

     14. SUCCESSORS

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Executive's estate.

     15. NO ASSIGNMENT

     Except as to withholding of any tax under the laws of the United States or any other country, state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of the Executive, his beneficiaries or legal representatives; provided, however, that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable on his death, or the legal representatives of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     16. ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof, including, without limitation, that certain employment agreement dated July 23, 1986, as amended. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Executive.

     17. SEVERABILITY

     In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     18. NOTICES

     All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:

              Mr. Richard M. Scrushy
              2406 Longleaf Street
              Birmingham, Alabama  35243

and shall be sent in the manner described above to the Secretary of the Company at the Company's principal executives offices at One HealthSouth Parkway, Birmingham, Alabama 35243, with a copy to the Legal Services Department at the same address or delivered by hand to the Secretary and to the Legal Services Department of the Company, and shall be deemed given when sent, provided that any notice required under Section 6 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

     19. GOVERNING LAW

     This Agreement shall be governed by and enforceable in accordance with the laws of the State of Alabama, without giving effect to the principles of conflict of laws thereof.

     20. LEGAL FEES AND EXPENSES

     To induce the Executive to execute this Agreement and to provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under this Agreement or should the Company or any subsidiary, affiliate or stockholder of the Company contest the validity or enforceability of this Agreement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and courts costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company or as a result of the Company or any subsidiary, affiliate or stockholder of the Company contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Company, in each case regardless of which party, if any, prevails in the contest.

     21. CONVERSION TO CHAIRMAN-ONLY STATUS

     The Executive may elect at any time during the Employment Period to resign his position as Chief Executive Officer and serve the Company solely as the Chairman of the Board ("Chairman-Only Status") for the remainder of the Employment Period (as automatically extended in accordance with Section 2(a) hereof) under the terms and conditions hereof. An election by the Executive to maintain Chairman-Only Status shall not constitute a violation of the Executive's obligations under Section 3 hereof, nor shall it constitute a termination of the Executive's employment for any purpose under Section 6 hereof. As used in this Agreement, the term "employment" and similar terms shall be deemed to include service to the Company while maintaining Chairman-Only Status.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

                                             EXECUTIVE


                                             /s/RICHARD M. SCRUSHY
                                             ___________________________________
                                             Richard M. Scrushy


                                             HEALTHSOUTH Corporation


                                             By       /s/MICHAEL D. MARTIN
                                               ---------------------------------
                                                    Michael D. Martin
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                                                       EXHIBIT A

                             HEALTHSOUTH CORPORATION

                            EXECUTIVE RETIREMENT PLAN
                             FOR RICHARD M. SCRUSHY


                                            Summary of Terms(1)

Retirement Benefits:          In  consideration  of Executive's role as Founder,
                              his service to the HEALTHSOUTH since its formation
                              and in  lieu  of  the  benefits  and  compensation
                              offered through full-time  employment as Chairman,
                              Executive   shall  be  entitled  to  the  benefits
                              described  below  upon  his  retirement  from  the
                              active  employment with HEALTHSOUTH and continuing
                              until his death  (as more  specifically  set forth
                              below).   In  addition,   in  recognition  of  the
                              Executive's  founder  status,   HEALTHSOUTH  shall
                              provide the  Executive  with  suitable  office and
                              secretarial    support    within   the   Corporate
                              headquarters for a period of up to 10 years following his retirement.

Benefit Formula:              Annual  retirement  benefit  equal  to 60% of Base
                              Compensation  (defined below) at Normal Retirement
                              Age

Base Compensation:            Average  Base  Salary and Annual  Target  Bonus of
                              Executive in effect as of the date of termination pursuant to the terms of the Employment Agreement

Vesting: Fully vested at all times, such that all benefits provided for in this Exhibit A are payable upon Executive's termination for any reason during the period from and after the date Executive qualifies for Early Retirement. There can be no breach of this retirement plan by the Executive except for violation of Section 13(b) of the Employment Agreement. This consideration is fully earned by the Executive and HEALTHSOUTH has no right under any circumstances to discontinue any payments or other benefits under this plan.

Normal Retirement Age:        Age 60

Early Retirement:             The  retirement  benefits  provided  for  in  this
                              Exhibit  A are fully  vested  and  accrued  in the
                              event of  termination  for any reason prior to age
                              60,  but  earliest  benefit  commencement  date is
                              January 23, 2000, the date on which Executive will
                              have  completed   sixteen   consecutive  years  of
                              service   with    HEALTHSOUTH    (with   actuarial
                              reduction)

Change in Control:            In the event of a Change in Control (as defined in
                              Section  9 of  the  Agreement)  or  in  the  event
                              HEALTHSOUTH  completes a  transaction  in which it
                              sells or otherwise  ceases to own a business unit,
                              subsidiary,  or division  representing  30% of its
                              consolidated   revenues  for  the  most   recently
                              completed fiscal year,  Executive shall thereafter
                              be entitled to full retirement  benefits hereunder
                              (i.e.   60%  of  Base   Compensation)   upon   his

--------
     (1) All defined terms shall have the meanings given to them in the Employment Agreement to which this Exhibit A is a part, and all determinations shall be made in accordance with the terms and provisions hereof.

                              termination for any reason, regardless of age or length of service, which benefits shall be in addition to any other benefits to which Executive is entitled upon such occurrence. While such a Change in Control gives the Executive the option to retire early regardless of age or length of service, the Executive may, at his sole discretion, choose to continue working for a period of time before exercising such option.

Payment: Unless Executive chooses one of the alternative forms of payment listed below, payment of his retirement benefits will be in accordance with the normal payroll practices. If HEALTHSOUTH fails to provide payment in accordance with the selected schedule and remains delinquent for a period of 10 business days following receipt of written notice from the Executive (made in accordance with the provisions of Section 18 of the Employment Agreement), HEALTHSOUTH shall pay a penalty equal to three times the amount owed.

Forms of Payment:             Executive's choice of alternative forms:

                                  o Single Life Annuity
                                  o Single Life  Annuity with 10 year  guarantee
                                  o Joint and  Survivor  Annuity (50% or 100%)
                                  o Lump Sum
                                  o Payment  of   present  value  of  retirement
                                     benefits in 5 equal annual installments

Death Benefit:                For death prior to benefit  commencement  date and
                              for death  following  benefit  commencement  date,
                              Executive's   estate   will   receive  the  annual
                              retirement   benefits  payable  hereunder  (as  if
                              Executive had not died) for a period of 5 years

Actuarial Assumptions:        Pre-age 60 commencement  and alternative  forms of
                              payment adjusted on an actuarial equivalent basis:

                                  o interest rate - 30 year Treasury rate
                                  o mortality assumption - 1983 GAM Table

Unfunded Status:              Plan  is  an  unfunded,  unsecured  obligation  of
                              HEALTHSOUTH, but HEALTHSOUTH may elect to fund on a tax-neutral basis to Executive

                                                                       EXHIBIT B


                       FOUNDER RETIREMENT BENEFITS PROGRAM


     In recognition of the significant contributions of the management founders of HEALTHSOUTH Corporation, upon their retirement from the Corporation, the Corporation shall provide the following benefits to each of them for the remainder of their natural life or until their written election to cease receiving them:


o Health Benefits. The Corporation will extend its regular Employee Health Benefit Program, as it may exist from time to time, to cover the retired founder, and his spouse, for the remainder of their natural lives, with the founder continuing to bear the cost of dependent coverage. When the individuals become eligible for the Medicare program, or any other such government-funded health benefit, the HEALTHSOUTH benefit program will become the individual's secondary coverage.

o Insurance. The Corporation will allow the retired founder to continue to participate in any of the Company's voluntary insurance programs, as they may exist from time to time, until age 72.

o Split-Dollar Policy. The Corporation will continue to pay the premiums on the retired founder's existing split-dollar life insurance policies (or any policies issued in substitution therefor) until such founder reaches age 65 or until the policies are fully paid, whichever comes first.

o Stock Options. The Corporation will waive the normal option termination period for the retired founder, so that all vested option grants will continue for the term of the original grant period.

o Travel. The Corporation will allow the retired founder to utilize the Corporation's travel department to make personal travel arrangements. In addition, the retired founder will also be able to use the Corporation's aircraft, at no cost, if the aircraft is already scheduled for the trip and there are seats available. Otherwise, the retired founder will be allowed to use the Corporation's aircraft at the standard use rate, including direct and indirect expenses.